ARTICLES OF MERGER

THIS IS TO CERTIFY:

1. *Parties.* Pursuant to the terms of that certain definitive Agreement and Plan of Merger dated March 31, 1997 (the "Agreement") Comstock Tailings Company, Incorporated ("Comstock"), a corporation formed pursuant to the laws of the State of Nevada, has acquired all of the issued and outstanding common voting stock of Iron Holdings Corp. ("IHC"), a corporation formed pursuant to the laws of the State of New York, effective March 31, 1997 (the "Effective Date").

2. *Approval.* The terms of the Agreement were approved by the unanimous vote of the of the Board of Directors and Shareholders holding all of the issued and outstanding common stock of IHC, by written consent pursuant to the laws of the State of New York. The terms of the Agreement were approved by the affirmative vote of the Board of Directors and Shareholders of Comstock by written consent pursuant to the laws of the State of Nevada, the holders of 500,000 shares of Common Stock being entitled to vote thereon and 299,000, representing a majority of the issued and outstanding common stock of Comstock sufficient for approval of the Agreement having executed and approved such written consent.

3. *Share Exchange.* The Agreement provides that all of the shareholders of IHC, representing 4,500,000 issued and outstanding common shares, shall exchange their respective shares for an aggregate of 4,500,000 shares of Comstock common stock, to be distributed to each IHC shareholder on a one for one basis. Immediately prior to the Effective Date, there were 500,000 common shares of Comstock issued and outstanding.

4. *Surviving Entity.* Pursuant to the terms of the Agreement, Comstock shall be the surviving entity and, upon the Effective Date and filing of these Articles of Merger with the Secretary of State for the State of Nevada, IHC shall cease to exist as a bona fide New York corporation.

5. *Name Change.* Pursuant to the affirmative vote of the shareholders of Comstock, the Comstock Articles of Incorporation shall be amended to reflect a change in Comstock's name to "IRON HOLDINGS CORP."

6. *Agreement and Plan of Merger.* A complete, executed copy of the Agreement and Plan of Merger is on file at the registered office of the Corporation, State Agent and Transfer Syndicate, Inc., 318 North Carson Street, Suite 214, Carson City, Nevada 89701.

7. *Counterparts.* These Articles of Merger may be executed in counterparts, each of which shall be deemed an original document, but together shall be deemed to constitute only one agreement.

Executed this ____ day of March, 1997.

COMSTOCK TAILINGS COMPANY, INCORPORATED

By: ______________________
Joel Feinberg, President

And: ______________________
Suzanne Maisch, Secretary

IRON HOLDINGS CORP.

By: ______________________
Anthony Gurino, President and Corporate Secretary

And: ______________________
Dennis Sommeso, Assistant Secretary

STATE OF COLORADO)
: ss.
COUNTY OF ARAPAHOE)

This instrument was acknowledged before me on March __, 1997, by Joel Feinberg and Suzanne Maisch, as President and Secretary, respectively, of Comstock Tailings Company, Incorporated.

My commission expires: ______________________

____
Notary Public

STATE OF NEW YORK)
: ss.
COUNTY OF ______________________)

This instrument was acknowledged before me on March __, 1997, by Anthony Gurino and Dennis Sommeso, as President and Secretary and Assistant Secretary, respectively, of Iron Holdings Corp.

My commission expires: ______________________

____
Notary Public

Executed this ___ day of March, 1997

COMSTOCK TAILINGS COMPANY, INCORPORATED

By: ______________________
Joel Feinberg, President

And: Suzanne Maisch
Suzanne Maisch, Secretary

IRON HOLDINGS CORP.

By: ______________________
Anthony Gurino, President and Corporate Secretary

And: ______________________
Dennis Sommeso, Assistant Secretary

STATE OF COLORADO)
: ss
COUNTY OF ARAPAHOE)

This instrument was acknowledged before me on March ___, 1997, by Joel Feinberg and Suzanne Maisch, as President and Secretary, respectively, of Comstock Tailings Company, Incorporated.

My commission expires: ______________________

____
Notary Public

STATE OF NEW YORK)
: ss.
COUNTY OF ______ ______________)

This instrument was acknowledged before me on March ___, 1997, by Anthony Gurino and Dennis Sommeso, as President and Secretary and Assistant Secretary, respectively, of Iron Holdings Corp.

My commission expires: ______________________

____
Notary Public

Executed this ____ day of March, 1997.

COMSTOCK TAILINGS COMPANY,
INCORPORATED

By:______________________________
Joel Feinberg, President

And:______________________________
Suzanne Maisch, Secretary

IRON HOLDINGS CORP.

By:______________________________
Anthony Gurino, President and Corporate Secretary

And:______________________________
Dennis Sommeso, Assistant Secretary

STATE OF COLORADO)
: ss.
COUNTY OF ARAPAHOE)

This instrument was acknowledged before me on March ___, 1997, by Joel Feinberg and Suzanne Maisch, as President and Secretary, respectively, of Comstock Tailings Company, Incorporated

My commission expires: ______________________

____
Notary Public

STATE OF NEW YORK)
: ss.
COUNTY OF ______________________)

This instrument was acknowledged before me on March ___, 1997, by Anthony Gurino and Dennis Sommeso, as President and Secretary and Assistant Secretary, respectively, of Iron Holdings Corp.

My commission expires: ______________________

____
Notary Public

DANIELLE M. BOTTE
COMMISSIONER OF DEEDS
CITY OF NEW YORK # 1-6188
CERTIFICATE FILED IN ______ COUNTY
COMMISSION EXPIRES NOV 12 ______

Receipt No. PY98000219 A

ANDREW L. TELSEY P.C.

Filed by

10/16/1997

REC'D BY KG

135.00

CERTIFICATE OF AMENDMENT OF ARTICLES

(After Issuance of Stock)

IRON HOLDINGS CORP.
Name of Corporation

We the undersigned Anthony E. Curino, President and
President or Vice President

Dennis Sommeso, Assistant Secretary of Iron Holdings Corp.
Secretary or Assistant Secretary / Name of Corporation

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of March, 1997 adopted a resolution to amend the original articles as follows:

Article V is hereby amended to read as follows:

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

OCT 16 1997

C3863-88

Dean Heller
DEAN HELLER SECRETARY OF STATE

See annexed.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 300,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

[signature]
President or Vice President
Anthony E. Curino, President

[signature]
Secretary or Assistant Secretary
Dennis Sommeso, Assistant Secretary

State of NEW YORK)
) ss
County of QUEENS)

On 13 OCTOBER 1997, personally appeared before me, a Notary Public,

Antnony E. Curino and Dennis Sommeso who acknowledged
Names of Persons Appearing and Signing Document

that they executed the above instrument.

Ricardo T. Alvarado
Signature of Notary

NOTARY STAMP OR SEAL

12/31/98

The following shall be inserted in the place and stead of Section A to Article V of the Articles of Incorporation of Comstock Tailings Company Incorporation, n/k/a Iron Holdings Corp:

A. **Authorized Shares.** The total number of shares of all classes which the corporation shall have authority to issue is 525,000,000 of which 25,000,000 shall be Preferred Shares, par value $.01 per share, and 500,000,000 shall be Common Shares, par value $.001 per share, and the designations, preferences, limitations and relative rights of the shares of each class are as follows:

i. **Preferred Shares.** The corporation may divide and issue the Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series. The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Nevada in respect to the following:

(1) The number of shares to constitute such series, and the distinctive designations thereof;

(2) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

(3) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

(4) The amount payable upon shares in event of involuntary liquidation,

(5) The amount payable upon shares in event of voluntary liquidation;

(6) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(7) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(8) Voting powers, if any; and

(9) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject.

ii. **Common Shares.**

(1) The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Shares.

(2) The holders of the Common Shares shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting groups or groups may hereafter be established in accordance with the Colorado Business Corporation Act, and shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

The balance of Article V shall remain as stated.

FY9900001216 1:A5

FILED
IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF NEVADA

JUL 15 1998

No. C 3863-88

DEAN HELLER, SECRETARY OF STATE

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

(After Issuance of Stock)

Filed by:

IRON HOLDINGS CORP.
Name of Corporation

We the undersigned Anthony Gurino (President or Vice President) and Anthony Gurino (Secretary or Assistant Secretary) of IRON HOLDINGS CORP. (Name of Corporation)

do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 29th day of June, 19 98, adopted a resolution to amend the original articles as follows:

Article II is hereby amended to read as follows:

The name of the corporation is Monarch Investment Properties, Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 6,687,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

IRON HOLDINGS CORP.

[signature] - President
President or Vice President
Anthony Gurino

[signature] - Secretary
Secretary or Assistant Secretary
Anthony Gurino

State of New York
County of Queens } ss.

On 7/13/98 personally appeared before me, a Notary Public, Anthony Gurino (Names of Persons Appearing and Signing Document) who acknowledged that they executed the above instrument.

SCOTT BARON
Notary Public, State of New York
No. 01BA4933789
Qualified in Queens County
Commission Expires June 20, 19[illegible]

(NOTARY STAMP OR SEAL)

[signature]
Signature of Notary